Exhibit 10.10

Union Mobile Pay U Pay Service Agreement

Agreement No. UME (2016) -BJ-0160

This Union Mobile Pay U Pay Service Agreement (“Agreement”) is entered between the following two parties and is composed of the Prime Agreement (defined hereinafter) and the Annexes (defined hereinafter) , with the Agreement “ Union Mobile Pay U Pay Service Agreement” and “Merchant Service Opening Registration Form” and corresponding product agreements. (the “Annexes”)

Party A: Hangzhou Longyun Network Technology Co., Ltd

Party B: Union Mobile Pay E-Commerce Co., Ltd

(collectively, the “Parties”)

Based on the principle of equality and mutual benefit, Party A and Party B have reached an agreement as follows in accordance with the relevant laws and regulations through friendly consultations:

Article 1 Definition

The following terms appearing in this Agreement and the Annexes shall be understood, except as otherwise specified, as follows:

(1) Payment Services: means the collection and payment service for the transaction funds provided for Party A and Party A’s users by Party B as a third party payment service provider.

(2) U-pay Account: means the payment account for fund management provided by Party B when Party A and Party A’s users use the payment services provided by Party B, Party A and Party A’s users can set a password for their own account, install a digital certificate, and make inquiries, recharge, collect and pay funds, withdraw cash and conduct other operations.

(3) Merchant: means the natural persons, legal persons or other organizations use the payment services provided by Party B pay and establish cooperation relationship with Party B, Merchant is classified as the standard merchant and platform merchant. Standard merchant means the business entity that directly provides services or sells goods; platform merchant means the business entity that builds platform and establishes a payment cooperation relationship with Party B on behalf of the direct provider of goods or services joining the platform (hereinafter referred to as the “Secondary Merchant”).

(4) User: means the natural persons, legal persons or other organizations having trading relationship with the Merchant or the Secondary merchant.

(5) Transactions: means the buying and selling of the goods and services activities by Merchant or Secondary Merchant with users.

(6) Transaction Service Fees: means service fee charged by Party B for the provision of payment services for transaction.

(7) Suspicious transactions: means during the course of using the payment service provided by Party B, the transaction activities such as chargeback, cardholders refusing to pay, card issuers refusing to pay, pseudo card, theft card, non-cardholder authorized transactions, no real trading background or transaction activities not in line with the real transaction background, and the suspected illegal acts arising such as money laundering, cash out, malicious fraud, prostitution and gambling, the suspicious transactions and risk transactions shall have the same meanings hereunder.

Article 2 Service Content

Party A may select the specific services or products under the Payment Services in the Merchant Service Registration Form (see Annex). Both Parties agree to enter into the product agreements to provide the specific service content and settlement matters, which shall be deemed as the integral part of this Agreement (the product agreements include but are not limited to, the Standard Payment Service Agreement, the Credit Card Pre-Authorization Service Agreement, the Entrusted Collection Service Agreement, the U Pay Payment Service Agreement, etc.).

Article 3 Rights and Obligations of Party A

3.1 Party A is entitled to request Party B to provide services pursuant to this Agreement, and request the technical consulting and support regarding payment service to Party A during working hours.

3.2 Party A is entitled to request Party B to settle and transfer transaction funds and pay transaction fees as agreed hereunder.

3.3 Party A undertakes and guarantees that it is a legally existing legal entity and has obtained legal qualification, license or approval for being engaged in relevant commercial activities within the business scope, ensures that its business operations and other acts are in line with laws and regulations (including administrative regulations, autonomy regulations and specific regulations of ethnic autonomous areas, same below) and policy requirements.

3.4 Party A undertakes to comply with the business platform and business scope for cooperation between the Parties, and undertakes to comply with the transaction rules of providing payment services by Party B and strictly implement the transaction process. Party A undertakes not to obtain authorization of other Merchants’ transactions through the dedicated line interface provided by Party B, and not to act as Party A’s transaction to settle with Party B.

3.5 For the purpose of promoting cooperation business of both Parties and marketing, Party A hereby agrees and authorizes Party B, free of charge , to use Party A’s company name, website links, logos, identification, trademarks, business cooperation introductions and other relevant information within the term of this Agreement. Meanwhile, Party A agrees that Party B may use Party A’s goods which uses Party B’s payment services for transaction in the Party B’s own channels for publicity.

3.6 Party A shall promptly provide Party B with documents, materials, information and related qualification certificates requested by Party B, coordinate with Party B to complete the payment service access work. Party A undertakes the legitimacy, compliance, authenticity, accuracy, completeness and effectiveness of the materials provided by it. If the registration information, business, URL of trading platform, network communications address (IP address), domicile, contact address, office address, contact person or contact information of Party A is changed or terminated, or the trading platform is revised or upgraded, or any other change that may affect the normal provision of Party B’s payment services, Party A shall notify Party B in writing and submit the relevant materials at least 7 days in advance.

3.7 Party A shall ensure the security and stability of its own system, all commands sent from Party A’s system are considered as sent by Party, and the transaction information shall be promptly sent to Party B. The transaction information includes but is not limited to the commodity name, the commodity order number, the transaction time and the transaction amount. Party A guarantees the legitimacy, authenticity, validity, completeness and traceability of the transaction and transaction information.

3.8 Party A shall keep properly and make proper use of U pay account information registered in Party B’s platform or provided by Party B (including but not limited to account name, password, encrypt private key information, digital certificates) and comply with the usage rules released on Party B’s platform. All activities made by using the U pay account shall be deemed as made by Party A, and Party A shall bear full responsibility. If Party A finds that its U pay account information is leaked or used by unauthorized persons, Party A shall immediately notify Party B, and Party B shall take provisional measures to freeze Party A’s U pay account, suspend payment services in accordance with the requirements of Party A.

3.9 Party A shall be solely responsible for the settlement of underlying transaction relationship with users and their complaints and disputes arising out thereof; Party B shall clearly inform the user of the payment services provided by Party B, the function of payment service and the obligatory regulations arising out of using such payment service on the users before the users use Party B’s payment service through Party A’s platform, and obtain the user’s consent.

3.10 Party shall ensure the security of transaction information and payment information, without the consent of the cardholder, Party A (including Party A , Party A’s staff, its cooperation entities and employees) shall not collect, intercept, embezzle, preserve, illegally use bank card information (including but not limited to, bank card numbers, bank card passwords, card verification code, card expiration date, personal identification code) or disclose any bank card information to any entity or individual.

3.11 Party A shall properly handle the transaction data information, and save the transaction documents, ensure the information security, and preserve the user information, transaction information for at least 5 years since year of the end of the business relationship (if laws, regulations or regulatory authorities have more stringent requirement regarding the perseverance period, the more stringent regulations shall apply).

3.12 If Party A is Platform Merchant, Party A shall also comply with the following agreement:

(1) Party A shall ensure the legality and compliance of its Secondary Merchant’s management and business, and shall supervise and manage its Secondary Merchants. Party A shall be responsible for the full risks of the transaction made by its Secondary Merchants and related to the payment services provided by Party B, and the relevant information of the Secondary Merchants shall additionally be attached when sending the transaction information, including but not limited to the name of Secondary Merchant, what type of goods, whether there is logistics ID, IP address that cardholder initiates the transaction.

(2) Party A shall inform its Secondary Merchants, Party B is payment service providers as provide hereunder, ensure that the Secondary Merchants agree that Party B provides payment services to Party A and Secondary Merchants in accordance with Party A’s instruction and accept the payment service rules of Party B. When Secondary Merchants authorizes Party A to collect the transaction money, Party A shall ensure that it has obtained the written authorization from its Secondary Merchants.

Article 4 Rights and Obligations of Party B

4.1 Party B undertakes and guarantees that it has obtained and will continue to hold the Payment Service License issued by the People’s Bank of China.

4.2 Party B undertakes and guarantees to comply with all applicable legal and regulatory requirements to provide services hereunder, including but not limited to compliance with relevant provisions and obligations of anti-money laundering and in accordance with business scope approved by the Payment Service License to conduct businesses.

4.3 Party B shall have the necessary technical measures to ensure the integrity, consistency and non-repudiation of payment instructions, and the timeliness, accuracy of payment service processing and the security of payment service, shall have the capabilities to deal with disaster recovery and emergencies to ensure the continuity of payment services.

4.4 Party B undertakes and guarantees to take measures to prevent any loss, damage or leakage of any materials like identity information and payment information obtained during the performance of this Agreement, and undertakes not to provide such information or material in any form to any third party, unless provided or required by the laws and regulations, the judicial authorities, regulatory authorities or this Agreement and necessary for Party B to perform this Agreement.

4.5 Party B may, in accordance with business needs, make changes to or upgrades the products and functions of the payment services provided under this Agreement and suspend the provision of payment service to Party A, however, which shall be informed to Party A in advance and the date of recovery shall be indicated.

4.6 Party B may carry out field surveys, technical testing, etc. on Party A, and may request transaction information inquiry to Party A, and Party A shall actively coordinate, timely provide feedbacks and relevant proof materials to Party B.

4.7 Party B may, in accordance with the provisions or requirements of laws and regulations or regulatory authorities, to register, verify, retain and record the identity information, transaction information and payment information of Party A and the users.

4.8 Party B shall provide interface documents to Party A or inform Party A of the method of downloading the interface documents, and provide technical advice and technical support within working hours of Party B on payment service.

4.9 Party B shall provide consulting services to Party A and the Party A’s users, answer various questions Party A and its users encountered during the usage of payment service.

4.10 Party B shall be responsible for handling the user complaints and disputes arising out of the Party B’s own system problems.

4.11 Party B shall keep the customers’ identity information and payment service information for at least 5 years since the year of the end of the business relationship (if laws, regulations or regulatory authorities have more stringent provisions on the preservation period, the more stringent provisions shall apply).

4.12 If Party A is the Platform Merchant, Party B shall be entitled to request the filing of its Secondary Merchants’ materials by Party A, and conduct regularly check and verification. The filling information of Secondary Merchants shall include template of Secondary Merchant Access Application Form provided by Party B (more details, see the annex) and the relevant qualifications (including but not limited to business license, organization code certificate, tax registration certificate, account opening permit and the legal representative’s ID card).

Article 5 Risk Control

5.1 Both Parties shall take effective risk control measures for the Suspicious Transactions that may happen during the course of cooperation.

5.2 During the course of providing payment services by Party B, if one Party finds Suspicious Transactions, it shall promptly notify the other Party. At the same time, Party A shall take provisional measures to freeze users’ accounts, cancel transaction orders and the like, Party B shall take provisional measures to suspend to provide payment services, close the payment interface, suspend bank cards transaction, delay or suspend capital settlement and the like.

5.3 In order to better provide payment services for Party A, Party B shall be entitled to require transactions that needs payment services by Party A to be identified and monitored. Party B may take the following measures to control the transaction risk, and Party A shall cooperate, otherwise Party B may suspend or terminate the provision of payment services, and may terminate this Agreement upon written notice to Party A:

(1) testing the effectiveness and safety of network address (URL) and network communication address (IP address) of Party A and its transaction platform;

(2) inspecting Party A’s trading places and examining whether goods and services provided by Party A’s platform conform to the relevant laws and regulations;

(3) examining whether Party A’s description of the goods or services is complete, whether the policies of return and exchange, refund, delivering and transaction cancellation are complete or not, whether the customer service system is sound.

5.4 Party B may set and adjust the type of bank cards, the times of payments and the cap for payments when the users of Party A make payments according to the requirements and risk control needs of bank card organizations and banks, subject to the type of bank cards, the times of payments and the cap for payments available for the users of Party A to make payments, which Party B will notify Party A in advance.

5.5 In a single calendar month, if the amount of various types of Suspicious Transactions of Party A totaled to or more than RMB 2000 yuan and meet or exceed 0.001% of the total amount of accumulated amount of transactions completed by Party A through Party B’s trading system from the effective date of this Agreement, Party B may to require Party A to strengthen the risk control or take remedial measures, and provide feedbacks to Party B of how the remedial measures have been done within 15 days; if Party A meets or exceed this metric for three consecutive calendar months, or fails to complete the remedial measures within 30 days, Party B may terminate this Agreement upon written notice to Party A thereafter.

5.6 During the course of providing payment services by Party B, if the Suspicious Transactions occur, Party A shall cooperate fully on the investigation in accordance with the requirements of Party B, verify and provide relevant transaction information and other supporting materials within the time specified by Party B, including but not limited to name, identity information, contact information, transaction order number, name and the amount of goods, transaction record, fund collection and payment record, goods warehousing certificate and receipt certificate. If Party A fails to provide the materials upon the request of Party B, or the materials provided by Party A have been identified by the bank or bank card organization that can hardly prove that the transaction is made by the real cardholder, Party A shall bear full compensation liability to the cardholder, Party B and other injured Party. In the event of Suspicious Transaction that is discovered after the termination of this Agreement, Party A and Party B shall still follow the stipulations of this Article.

Article 6 Risk Margin

6.1 If Party A has to pay the risk margin, Party A shall pay to Party B within seven days after the execution of this Agreement, and Party B shall open the corresponding services for Party A after receiving such risk margin. The specific amount of risk margin, see “Merchant Service Registration Form.”

6.2 If Party A shall bear compensation liability in accordance with this Agreement or the breach of this Agreement by Party A causes losses to Party B, the users or the other Party, Party B may deduct the amount corresponding to the liability and loss from the risk margin.

6.3 If the amount of risk margin is lower than the amount of deposit agreed hereunder, Party A should make up within the time Party B requires, or Party B shall be entitled to make up by deducting corresponding amount from Party A’s funds pending for settlement (including the subsequent settlement funds, the same below).

6.4 Party B shall refund to Party A the balance of risk margin after 180 days since the date of termination of this Agreement and within 30 days from the date of receipt of the application for refund of the risk margin by Party A.

Article 7 Refund Processing

7.1 If Party A needs to refund the users, the refund request shall be made to Party A within 90 days since the date of the transaction, and Party B shall not accept user’s refund request directly, except otherwise agreed in the Product Agreement.

7.2 If Party B agrees the refund requests of Party A, the transaction service fees at the time of transaction Party B charges shall not be refunded, and Party A agrees the refund amount shall be handled as follows:

(1)	if Party A has funds pending for settlement, the amount of the refund shall be deducted from the Party A’s funds pending for settlement to refund the user;

(2)	if the amount of funds pending for settlement is not enough, Party B shall require Party A to make up the deficiency, if Party A fails to make up the deficiency, Party B may refuse to refund the user.

7.3 Party B shall make refund based on the original transaction information when the transaction took place, and adhering to the principle of consistent transaction path, the refund shall be returned to the original fund account according to the original path. If cannot be returned to the original account due to the cancellation of the original fund account, Party A shall provide the bank account with the same name as the original fund account of the person opening the account.

7.4 If the refund cannot be made due to bank reasons, Party A shall deal with the refund matters all by itself. Party B shall not charge any service fee when making the refund, but if the bank charges additional fee, then the fees shall be borne by Party A.

7.5 Under the following circumstances, Party B may refund the users directly according to Article 7.2, and if Party A’s funds pending for settlement are insufficient, Party B shall be entitled to freeze the corresponding amount in the U Pay account of Party A until Party A properly resolve the relevant issues:

(1) there is sufficient evidence proving that Party A did not deliver the goods, return the goods or commit fraud when disputes arising between Party A and the user;

(2) Party B believes if refund is not made immediately, its reputation will be affected or economic losses will be caused.

Article 8 Confidentiality

8.1 “Confidential Information” means information disclosed by a Party to the other Party relating to this cooperation during cooperation, including but not limited to business secret, technical information, business information, personal information, transaction information and payment information.

8.2 Without the written consent of the other Party, any Party shall keep any confidential information obtained from the other Party confidential, and shall not use the confidential information for the purposes of other than this Agreement, and shall not disclose such confidential Information to any entity or person other than the Parties, unless otherwise provided or required by laws and regulations, judicial authorities, regulatory authorities or this Agreement, or necessary for the implementation of this Agreement by Party B.

8.3 Both Parties shall bear confidentiality obligation regarding the cooperation and the specific content of this Agreement, without the prior written consent of the Party, the other Party shall not disclose the content to any entity or individual other than the two Parties, unless otherwise provided or required by laws and regulations, judicial authorities, regulatory authorities or this Agreement, or necessary for the implementation of this Agreement by one Party.

8.4 The confidential liability hereunder shall not apply to the following information :(1) the information has been already known to the public when disclosed, or after disclosure, is made public not due to the fault of the receiving Party and its employees, lawyers, accountants, consultants or other persons employed; 2) there is written evidence proving that at the time of disclosure, the information has been grasped by the receiving Party and the information is not directly or indirectly from the disclosing Party; 3) there is written evidence proving that the third-party has disclosed the information to the receiving Party, and that the third party is not obligated to keep the information confidential and is entitled to make the disclosure.

8.5 The termination, suspension, invalidation and invalidity of the Agreement or other terms shall not affect the validity of the confidentiality clause and its binding force on both Parties.

Article 9 Disclaimer

9.1 “Force Majeure” means events that can’t be reasonably controlled, foreseeable or un avoidable even can be foresaw, which impede, impair or delay either party’s fulfillment of all or part of its obligations hereunder. The event includes but is not limited to changes in laws and regulations or new laws and regulations, policy modifications or new policy provisions, governmental actions, natural disasters, wars, terrorist attacks or any other similar incidents.

9.2 When Force Majeure event occurs, the informed party shall promptly give notice in writing to the other Party, and inform the other Party of the possible impact of such events on this Agreement, and shall provide relevant evidence within a reasonable period.

9.3 Due to malfunction, adjust, upgrade or power interruption/ termination of banks, telecommunication operator systems or lines, or the hacker attacks which cannot be defended by the present technical capability, technical failures, system upgrades and other problems causing that the payment system cannot function properly or cannot provide services, Party B shall not be held liable for any breach of contract.

9.4 If the abovementioned Force Majeure event causes that all or part of this Agreement cannot be performed or delayed in performance, both Parties shall not assume any liability for breach of contract to each other. The affected clauses in this Agreement may be suspended for performance in the period during which it cannot be performed and within the scope it is affected, and if the force majeure event disappears, the two Parties shall resume their performance.

Article 10 Liability for Breach of Contract

10.1 Both Parties shall fully implement their obligations under this Agreement, either Party fails to perform or not fully perform its contractual obligation, it shall bear the corresponding responsibility, and compensates the losses caused to other Party.

10.2 Party A shall pay transaction service fees to Party B as agreed hereunder, if Party A fails to pay within the agreed period, it shall pay 0.03% of service fees payable to Party B as damages for each day of delay, in case of delay payment for over 30 days, Party B cease the provision of payment services or suspend the settlement, in case of delay payment for over 45 days, Party B may terminate this Agreement.

10.3 If Party B fails to pay the settlement transactions funds to Party A, it shall pay 0.03% of settlement transactions funds payable to Party A as damages for each day of delay, in case of delay payment for over 45 days, Party A may terminate this Agreement, except for that Party B ceases settlement in accordance with provisions hereunder.

10.4 If Party A shall bear compensation liabilities to Party B, the user or other Party in accordance with the Agreement or the laws and regulations, Party B shall deduct indemnities payable from the Party A’s funds pending for settlement, U pay account or the risk margin.

Article 11 Termination and Cancellation of the Agreement

11.1 Within the term of this Agreement, both Parties may terminate this Agreement in writing through friendly consultations.

11.2 Within the term of this Agreement, if Party A violates provisions of laws and regulations or this Agreement, Party B may take a provisional measure to cease the provision of payment services or suspend the settlement, if Party A fails to make rectification within 30 days upon Party B’s written notice, Party B may terminate this Agreement by sending a written notice to Party A, unless otherwise agreed in the Agreement.

11.3 Within the term of this Agreement, if Party B violates provisions of laws and regulations or this Agreement and fails to make rectification within 30 days upon Party A’s written notice, Party A may terminate this Agreement by sending a written notice to Party B, unless otherwise agreed in the Agreement.

11.4 Since the date of payment service provided by Party B, if the successful transaction amount generated by Party A’s platform through Party B’s payment service is lower than RMB 5,000 yuan or the times of transaction per month are less than 10 times for three consecutive months, Party B may suspend or terminate the provision of payment services, and may in writing notify Party A to terminate this Agreement.

11.5 When any of the following circumstances occurs to Party A, Party B may notify Party A in writing to terminate this Agreement, and if any loss is caused to Party B, the user or other parties, Party A shall bear compensation liabilities to Party B, the user or any other party for the loss:

(1) to lend to the third party the special merchant number for obtaining authorization, presentation or any purpose;

(2) to violate laws and regulations, be punished by relevant agencies or involved in the investigation by judicial authorities;

(3) to be identified by the regulatory authorities, bank card organizations as bad merchant, or there is bad information of Party A and its legal representative or person in charge in the risk information management system of regulatory authorities;

(4) poor management, business for rectification, application for dissolution or bankruptcy;

(5)  malicious collapse, to be deregistered or the business license was revoked by the authority of industrial and commerce;

(6) to conduct criminal activities by using Party B’s payment service.

11.6 After termination of the Agreement, both Parties shall follow the principle of good faith, continue to fulfill the obligations of notice, assistance and confidentiality, and deal with the settlement issues properly, Party B shall not refund the service fee charged by Party B during the term of the Agreement due to the termination of the Agreement.

Article 12 Governing Law and Dispute Resolution

12.1 The Agreement shall be governed by the laws of People’s Republic of China (for the purposes of this Agreement, excluding the laws of Hong Kong, Macao and Taiwan).

12.2 For disputes arising out of this agreement, both Parties can resolve through negotiation, if negotiation fails, either party may submit to the people ‘s court in the locality of Party B for litigation.

Article 13 Miscellaneous

13.1 This Agreement shall become effective for one year from the date when sealed and signed by both Parties. If there is any difference between the dates when sealed by two Parties, the later date shall prevail.

13.2 As of 30 days before the expiration of this Agreement, if neither of Parties notify the other Party in writing to terminate cooperation, this Agreement shall be automatically extended for one year from the date following the expiration date of this Agreement, and the times of extension shall not be limited.

13.3 “Merchant Service Opening Registration Form” and its corresponding product agreements are an integral part of this Agreement, which have the same legal effect with this Agreement.

13.4 This Agreement shall be made in duplicate. Each Party shall have one copy with the same legal effect.

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Party A: Hangzhou Longyun Network Technology Co., Ltd

/s/ Yu Han

Legal Representative or Authorized Representative: Yu Han

Date:

Party B: Union Mobile Pay E - Commerce Co., Ltd

/s/ Bin Zhang

Legal Representative or Authorized Representative: Bin Zhang

Date: March 24, 2016